UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2009

CLEARWATER PAPER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34146	20-3594554
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 West Riverside Ave., Suite 1100

Spokane, WA 99201

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (509) 344-5900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Indenture and Notes

On June 11, 2009, the Company completed its previously announced offering of $150 million principal amount of 10 5/8% Senior Notes due 2016 (the “Notes”). The Notes were issued pursuant to an indenture dated as of June 11, 2009 (the “Indenture”) between the Company and U.S. Bank National Association, as trustee (the “Trustee”). The Notes were offered in the United States to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933 (the “Securities Act”) and outside the United States to non-U.S. persons in reliance on Regulation S under the Securities Act.

Interest on the Notes will accrue at the rate of 10 5/8% per annum and will be payable semiannually in arrears on June 15 and December 15, commencing on December 15, 2009. Interest on overdue principal and interest will accrue at a rate that is 1% higher than the then applicable interest rate on the Notes. The Company will make each interest payment to the holders of record on the immediately preceding June 1 and December 1.

The Notes are unsecured and effectively subordinated to all of the Company’s existing and future senior debt, including borrowings under its existing secured revolving credit facility.

As of the date of this Current Report on Form 8-K, the Company does not have any subsidiaries. However, the Notes will be guaranteed by each of the Company’s “Restricted Subsidiaries,” which are future subsidiaries that are domestic subsidiaries and not designated as “Unrestricted Subsidiaries” by the Company. Each future subsidiary guarantor will provide a guarantee of the payment of principal, premium and interest on the Notes on an unsecured basis. If the Company is unable to make payments on the Notes when they are due, any subsidiary guarantors are obligated to make them instead.

Prior to June 15, 2012, the Company may redeem, at any time at its option, up to 35% of the aggregate principal amount of the Notes with the net cash proceeds of qualified equity offerings at a redemption price equal to 110.625% of the aggregate principal amount plus accrued and unpaid interest. The Company has the option to redeem all or a portion of the Notes at any time prior to June 15, 2013 at a redemption price equal to 100% of the principal amount plus an applicable premium set forth in the Indenture and accrued and unpaid interest. In addition, the Company has the option to redeem all or a portion of the Notes at any time on or after June 15, 2013 at the redemption prices set forth in the Indenture plus accrued and unpaid interest.

If the Company sells certain assets and does not apply the proceeds as required under the Indenture or experiences specific kinds of changes of control, the Company must offer to repurchase the Notes from holders at the prices set forth in the Indenture.

The Indenture contains covenants that, among other things, limit the Company’s ability and the ability of any of its Restricted Subsidiaries to (i) borrow money, (ii) pay dividends, redeem or repurchase its capital stock, (iii) make investments, (iv) sell assets, (v) create restrictions on the payment of dividends or other amounts to the Company from its Restricted Subsidiaries, (vi) enter into transactions with affiliates, (vii) enter into sale and lease back transactions, (viii) create liens and (ix) consolidate, merge or sell all or substantially all of its assets. In addition, the Indenture requires, among other things, the Company to provide reports to holders of the notes. These covenants are subject to a number of exceptions, limitations and qualifications set forth in the Indenture.

Upon the occurrence of customary events of default, the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Notes may declare all the Notes to be due and payable immediately. Upon the occurrence of certain bankruptcy or insolvency events affecting the Company or certain of its subsidiaries, all outstanding Notes will become due and payable immediately without further action or notice on the part of the Trustee or any holder.

Registration Rights Agreement

In connection with the issuance of the Notes, the Company entered into a registration rights agreement dated June 11, 2009 with the initial purchasers of the Notes (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Company has agreed, to the extent the Notes do not become freely transferable without restriction under the Securities Act on or before the 380th day after the date of their issuance, to file a registration statement with the SEC pursuant to which it will offer to exchange the Notes for notes with substantially similar terms that are registered under the Securities Act. In certain circumstances, including if applicable interpretations of the staff of the SEC do not permit the Company to effect the exchange of the Notes, the Company will be required to make available an effective shelf registration statement registering the resale of the Notes. If the Company defaults on certain of its obligations under the Registration Rights Agreement, it will be required to pay additional interest on the Notes with respect to which such default exists until the default is cured as set forth in the Registration Rights Agreement.

Copies of the Indenture, the form of the Notes and the Registration Rights Agreement are attached as Exhibits 4.2, 4.3 and 4.4 hereto, respectively, and each is incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The foregoing terms and conditions of the Notes, the Indenture and the Registration Rights Agreement described in Item 1.01 of this Current Report on Form 8-K are incorporated by reference herein.

Item 8.01.	Other Events.

The net proceeds from the offering of the Notes were approximately $144 million after deducting discounts and offering expenses. On June 11, 2009, concurrently with the receipt of the net proceeds from the offering, the Company used $107 million of the net proceeds in satisfaction of the Company’s obligations with respect to $100 million principal amount of credit sensitive debentures due December 1, 2009 plus accrued interest to maturity. The credit sensitive debentures were originally issued by an affiliate of Potlatch Corporation and, prior to the Company’s spin-off from Potlatch, the Company assumed the obligation to pay all amounts due to holders of the credit sensitive debentures.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

4.2	Indenture dated as of June 11, 2009 between Clearwater Paper Corporation and U.S. Bank National Association, as trustee

4.3	Form of 10 5/8% Senior Notes due 2016 (included as Exhibit A to the Indenture filed as Exhibit 4.2)

4.4	Registration Rights Agreement dated June 11, 2009 between Clearwater Paper Corporation and the parties named therein

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 12, 2009

CLEARWATER PAPER CORPORATION

By:	/s/ Michael S. Gadd
Michael S. Gadd, Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

4.2	Indenture dated as of June 11, 2009 between Clearwater Paper Corporation and U.S. Bank National Association, as trustee

4.3	Form of 10 5/8% Senior Notes due 2016 (included as Exhibit A to the Indenture filed as Exhibit 4.2)

4.4	Registration Rights Agreement dated June 11, 2009 between Clearwater Paper Corporation and the parties named therein